EXHIBIT 10.28

SECOND ADDENDUM TO THE LOAN AGREEMENT

THIS ADDENDUM is made on the 1st January, 2024

BETWEEN

TEO JUHN HOW (NRIC NO. 780821-14-5531) with his address at 11 Jalan 5/4, 46000 Petaling Jaya, Selangor, Malaysia (“Lender”)

AND

COMMON GROUND WORKS SDN. BHD. (Registration No. 201601032932 (1203873-X)), a private limited company incorporated in Malaysia with the registered address at 12th Floor, Menara Symphony, No. 5 Jalan Prof. Khoo Kay Kim, Seksyen 13, 46200 Petaling Jaya Selangor, Malaysia (“Borrower”).

WHEREAS:

a)	The Lender and the Borrower entered into a loan agreement dated 09 May 2023, as amended pursuant to an addendum dated September 5, 2023, where the Lender agreed to provide financial assistance to the Borrower (the “Loan Agreement”).

b)	At the request of the Borrower, the Lender agreed to grant and/or make available a loan of the sum of Ringgit Malaysia Two Million (RM2,000,000.00) which is equivalent of United States Dollars Five Hundred Thousand (USD500,000.00) (at the exchange rate of RM4: USD1 as agreed between the Parties) to the Borrower for the Purpose (as defined in the Loan Agreement), subject to the terms and conditions set forth in the Loan Agreement.

c)	The Parties are now desirous of entering into this Addendum, which is supplemental to the Loan Agreement, to amend, vary and/or modify the Loan Agreement in the following below.

NOW THE PARTIES HEREBY AGREE that the Loan Agreement shall be amended as follows:

1.	To delete the definition of “Repayment Date” in Clause 1.1 of the Loan Agreement in its entirety and replace it with the following:

1.1 “Repayment Date” means 31 March 2024 and/or such earlier date as may be mutually agreed between the Parties.

2.	Unless otherwise defined, expressions defined in the Loan Agreement wherever used in this Addendum shall bear the same meaning as defined in the Loan Agreement.

3.	Except as expressly set forth herein, all the other terms and conditions of the Loan Agreement shall remain unchanged.

4.	Subject to the provision contained herein, the Loan Agreement shall remain in full force and effect and shall be construed and enforceable as if the terms of this Addendum were inserted therein by way of addition or modification, as the case may be.

5.	In the event of any inconsistencies between the provision or any part thereof of the Loan Agreement and this Addendum, the Parties hereby agree that the provisions of this Addendum shall prevail to the extent of such inconsistency.

6.	The provisions of Clauses 11 (Confidentiality), 14 (Governing Law and Jurisdiction), 15 (Modification and Waiver), 16 (Notices), 17 (Severability) and 18 (Entire Agreement) of the Loan Agreement shall apply and be incorporated into this Addendum as if set out in full herein and as if references in those clauses to “this Agreement” were references to this Addendum.

7.	This Addendum may be entered into in any number of counterparts, all of which taken together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the duly authorized representations of the Parties have caused this Addendum to the executed on the day and year first stated above.

Lender Signed by Teo Juhn How (NRIC No. 780821-14-5531) in the presence of: /s/ Chan Yee Fei Witness Name: Chan Yee Fei NRIC / Passport No.:	/s/ Teo Juhn How Signatory

Borrower Signed for and on behalf of Common Ground Works Sdn. Bhd. (Registration No. 201601032932 (1203873-X)) in the presence of: /s/ Chan Yee Fei Witness Name: Chan Yee Fei NRIC / Passport No.:	/s/ Christopher Ian Edwards Signatory Name: Christopher Ian Edwards Designation: Director NRIC / Passport No.:

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